UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date Of Earliest Event Reported): January 10, 2015

Entia Biosciences, Inc.
 (Exact name of registrant as specified in charter)

Commission File Number:  000-52864

Nevada	26-0561199
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

13565 SW Tualatin-Sherwood Rd. #800 Sherwood, OR 97140	98648
(Address of principal executive offices)	(Zip Code)

(503) 334-3575
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act(17CFR240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act(17CFR240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act(17CFR240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement

On January 10, 2015, Entia Biosciences, Inc. executed an extension agreement with Arthur C. Piculell Jr. drafted December 26, 2014 concerning the extension of his convertible secured promissory note originally issued on August 13, 2013 in the principal amount of $50,000 with interest at 8% per year and a maturity date of August 13, 2014.  Under the terms of the extension agreement the maturity date of the convertible secured promissory note was extended to December 26, 2015.  In return Mr. Piculell will be issued a five year common stock purchase warrant to purchase 50,000 shares of common stock at $0.50 per share.

Item 9.01.	Exhibits. Financial Statements and Exhibits

(c)	Exhibits

10.1           Extension Agreement between Entia Biosciences, Inc. and Arthur C. Piculell executed January 10, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENTIA BIOSCIENCES, INC. (Registrant)

Date: January 14, 2015	By:	/s/ Marvin S. Hausman, M.D.
Marvin S. Hausman, M.D. President and CEO